Exhibit 99.1
PART I
EXPLANATORY NOTE
On April 3, 2020, following the separation by United Technologies Corporation (UTC or the Company) of its Carrier Global Corporation (Carrier) and Otis Worldwide Corporation (Otis) businesses from its aerospace businesses (such separations, the Separation Transactions), UTC consummated its merger of equals transaction with Raytheon Company (Raytheon), with Raytheon surviving as a wholly owned subsidiary of UTC (the Raytheon Merger). Upon the closing of the Raytheon Merger, the Company’s name changed to “Raytheon Technologies Corporation.” Throughout this Form 8-K filing, we may refer to the Company as “Raytheon Technologies Corporation” or “RTC” whether we are discussing events prior to or subsequent to the Raytheon Merger and name change.
The Company is recasting certain financial information included in its 2019 Annual Report on Form 10-K. The financial statements of the Company contained herein are as of and for the years ended December 31, 2019, 2018 and 2017, recast to reflect the presentation of its Carrier and Otis businesses as discontinued operations and as such, they have been excluded from both continuing operations and segment results for all periods presented, but without giving effect to the Raytheon Merger. Therefore, the financial statements and other information contained herein relate to the Company without giving effect to the Raytheon Merger and, accordingly, do not include the results of Raytheon. Other filings subsequent to and including the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, reflect the results of the Company after giving effect to the Separation Transactions and the Raytheon Merger, thereby reflecting the combined businesses of UTC (excluding the Carrier and Otis businesses) and Raytheon.
The Company has revised the following portions of its 2019 Annual Report on Form 10-K to reflect the presentation of its Carrier and Otis businesses as discontinued operations and, where applicable, changes to reportable segments:
•Part I, Item 1. Business
•Part I, Item 2. Properties
•Part II, Item 6. Selected Financial Data
•Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
•Part II, Item 8. Financial Statements and Supplementary Data
•Part IV, Item 15. Exhibits, Financial Statement Schedules (sub-Items (a)1 and (a) 2 only)
•Exhibit 13. Excerpts from UTC’s 2019 Annual Report to Shareowners for the year ended December 31, 2019
Except as specifically set forth herein as required to reflect the historical results of the Carrier and Otis businesses as discontinued operations and include the reclassification of certain long term assets and liabilities to current using the duration of the related contract or program as our operating cycle, no revisions have been made to the Company’s 2019 Annual Report on Form 10-K to update for other information, developments or events that have occurred since such filing on February 6, 2020. This Form 8-K should be read in conjunction with the Company’s 2019 Annual Report on Form 10-K and its subsequent filings with the SEC, including its Quarterly Reports on Form 10-Q for the periods ended March 31, 2020 and June 30, 2020 and its Current Reports on Form 8-K. These subsequent SEC filings contain important information regarding events, risks, developments and updates affecting the Company and its expectations that have occurred since the filing of the Company’s 2019 Annual Report on Form 10-K. The information contained herein is not an amendment to, or a restatement of, the Company’s 2019 Annual Report on Form 10-K. Unaffected items and unaffected portions of the Company’s 2019 Annual Report on Form 10-K have not been repeated in, and are not amended or modified by this Current Report and Exhibits 99.1 and 99.2.
Item 1.    Business
General
Raytheon Technologies Corporation was incorporated in Delaware in 1934. RTC provides high technology products and services to the aerospace industry worldwide. Growth is attributable primarily to the internal development of our existing businesses and to acquisitions. The following description of our business should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” within Exhibit 99.2 hereto, incorporated herein by reference, including the information contained therein under the heading “Business Overview.”
Our operations for the periods presented herein are classified into two segments: Pratt & Whitney and Collins Aerospace Systems, with each segment comprised of groups of similar operating companies. References to each segment include the various operating companies established worldwide through which the operations for each segment are conducted.

Pratt & Whitney and Collins Aerospace Systems primarily serve commercial and government customers in both the original equipment and aftermarket parts and services markets of the aerospace industry. For 2019, our commercial and military aerospace sales were approximately 72 percent and 28 percent, respectively, of our consolidated sales. International sales for 2019, including U.S. export sales, were 61 percent of our net sales.
On April 3, 2020, the Company completed the previously announced separation of its business into three independent, publicly traded companies – UTC, Carrier Global Corporation (Carrier) and Otis Worldwide Corporation (Otis) (such separations, the Separation Transactions). UTC distributed all of the outstanding shares of Carrier common stock and all of the outstanding shares of Otis common stock to UTC shareowners who held shares of UTC common stock as of the close of business on March 19, 2020, the record date for the distributions (the Distributions). UTC distributed 866,158,910 and 433,079,455 shares of common stock of Carrier and Otis, respectively in the Distributions, each of which was effective at 12:01 a.m., Eastern Time, on April 3, 2020. The historical results of Otis and Carrier are presented as discontinued operations and, as such, have been excluded from both continuing operations and segment results for all periods presented. Throughout this Form 8-K, unless otherwise indicated, amounts and activity are presented on a continuing operations basis.
On April 3, 2020, following the completion of the Separation Transactions and the Distributions, pursuant to an Agreement and Plan of Merger dated June 9, 2019, as amended, UTC and Raytheon completed the Raytheon Merger. Upon closing of the Raytheon Merger, Raytheon became a wholly-owned subsidiary of UTC, which changed its name to “Raytheon Technologies Corporation.” As previously discussed, the financial results of the Company presented herein do not give effect to the Raytheon Merger and exclude the results of Raytheon.
The Company’s Annual Report on Form 10-K and our quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports are available free of charge through the Investors section of our Internet website (http://www.rtx.com) under the heading “SEC Filings” as soon as reasonably practicable after these reports are electronically filed with, or furnished to, the SEC. In addition, the SEC maintains an Internet site (http://www.sec.gov) containing reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.
Description of Business by Segment
Each segment’s business, including its principal products and services and other material developments and information, is described below. Segment financial data for the years 2017 through 2019, including financial information about foreign and domestic operations and export sales, appears in “Note 21: Segment Financial Data” within the Notes to Consolidated Financial Statements within Exhibit 99.2 hereto. Segment sales as discussed below include intercompany sales, which are ultimately eliminated within the “Eliminations and other” category as reflected in the segment financial data in “Note 21: Segment Financial Data” within the Notes to Consolidated Financial Statements within Exhibit 99.2 hereto. Similarly, the total remaining performance obligation (RPO) discussed below includes intercompany RPO. See “Note 1: Summary of Accounting Principles” within the Notes to Consolidated Financial Statements within Exhibit 99.2 hereto for further discussion of the accounting for RPO under Accounting Standards Codification (ASC) Topic 606: Revenue from Contracts with Customers.
Pratt & Whitney
Pratt & Whitney is among the world’s leading suppliers of aircraft engines for the commercial, military, business jet and general aviation markets. Pratt & Whitney provides fleet management services and aftermarket maintenance, repair and overhaul services. Pratt & Whitney designs, develops, produces and maintains families of large engines for wide- and narrow-body and large regional aircraft in the commercial market and for fighter, bomber, tanker and transport aircraft in the military market. Pratt & Whitney Canada (P&WC) is among the world’s leading suppliers of engines powering general and business aviation, as well as regional airline, and utility airplanes, and helicopters. Pratt & Whitney and P&WC also produce, sell and service auxiliary power units for military and commercial aircraft.
The development of new engines and improvements to current production engines present important growth opportunities. In view of the risks and costs associated with developing new engines, Pratt & Whitney has entered into collaboration arrangements in which revenues, costs and risks are shared with third parties. At December 31, 2019, the interests of third-party participants in Pratt & Whitney-directed commercial jet engine programs ranged, in the aggregate per program, from approximately 13 percent to 49 percent. RTC holds a 61 percent program share interest in the IAE International Aero Engines AG (IAE) collaboration with MTU Aero Engines AG (MTU) and Japanese Aero Engines Corporation (JAEC). Pratt & Whitney also holds a 59 percent program share interest in the International Aero Engines, LLC (IAE LLC) collaboration with MTU and JAEC. Pratt & Whitney sells the PW1100G-JM engine for the Airbus A320neo family of aircraft and the PW1400G-JM engine for the Irkut MC-21 aircraft through IAE LLC. In addition, Pratt & Whitney has interests in other engine programs, including a 50 percent ownership interest in Engine Alliance, LLC (EA), a joint venture with GE Aviation, which sells and provides maintenance services for the GP7000 engine for the Airbus A380 aircraft, which Airbus has announced it no longer intends to manufacture after 2021. Pratt & Whitney has entered into risk and revenue sharing arrangements with third parties for 40 percent of the products and 25 percent of the services that Pratt & Whitney is responsible for providing to the EA. Pratt & Whitney accounts for its interest in the EA joint venture under the equity method of accounting. See “Note 1: Summary of Accounting Principles” within the Notes to Consolidated Financial Statements within Exhibit 99.2 hereto for a description of our accounting for collaborative arrangements.
Pratt & Whitney produces the PW1000G Geared Turbofan engine family, the first of which, the PW1100G-JM, entered into service in January 2016. The PW1000G Geared Turbofan engine has demonstrated a significant reduction in fuel burn and noise levels and lower environmental emissions when compared to legacy engines. The PW1100G-JM engine is offered on the Airbus A320neo family of aircraft. PW1000G Geared Turbofan engine models also power the Airbus A220 passenger aircraft and Embraer’s E-Jet E2 family of aircraft. Additionally, PW1000G Geared Turbofan engine models have been selected to power the new Mitsubishi SpaceJet, and the new Irkut MC-21 passenger aircraft, which are scheduled to enter service in 2020 and 2021, respectively. As previously disclosed, Gulfstream announced the selection of the PW800 engine to exclusively power Gulfstream’s new G500 and G600 business jets. The Gulfstream G500 entered service in 2018, and the Gulfstream G600 entered service in 2019. P&WC’s PW800 engine has also been selected to power the new Falcon 6X business jet by Dassault Aviation, which is scheduled to enter into service in 2022. Pratt & Whitney continues to enhance its programs through performance improvement measures and product base expansion. The success of these aircraft and engines is dependent upon many factors, including technological accomplishments, program execution, aircraft demand, and regulatory approval. As a result of these factors, as well as the level of success of aircraft program launches by aircraft manufacturers and other conditions, additional investment in these engine programs may be required.
Pratt & Whitney is under contract with the U.S. Government’s F-35 Joint Program Office to produce and sustain the F135 engine to power the single-engine F-35 Lightning II aircraft (commonly known as the Joint Strike Fighter) being produced by Lockheed Martin. The two F135 propulsion system configurations for the F-35A, F-35B and F-35C jets are used by the U.S. Air Force, U.S. Marine Corps and U.S. Navy, respectively. F135 engines are also used on F-35 aircraft purchased by Joint Strike Fighter partner countries and foreign military sales countries. Pratt & Whitney is also under contract to build engines for the U.S. Air Force’s B-21 long-range strike bomber and for the development of next-generation adaptive engines for the U.S. Air Force.
Pratt & Whitney’s products are sold principally to aircraft manufacturers, airlines and other aircraft operators, aircraft leasing companies and the U.S. and foreign governments. Pratt & Whitney’s products and services must adhere to strict regulatory and market-driven safety and performance standards. The frequently changing nature of these standards, along with the long duration of aircraft engine development, production and support programs, creates uncertainty regarding engine program profitability. Sales to Airbus (Pratt & Whitney’s largest customer by sales) were 31 percent and 36 percent of total Pratt & Whitney segment sales in 2019 and 2018, respectively, before taking into account discounts or financial incentives offered to customers. Sales to the U.S. Government were approximately 27 percent and 23 percent of total Pratt & Whitney segment sales in 2019 and 2018, respectively.
Sales generated by Pratt & Whitney’s international operations, including U.S. export sales, were 64 percent and 63 percent of total Pratt & Whitney net sales in 2019 and 2018, respectively. At December 31, 2019, Pratt & Whitney’s RPO was $85.2 billion, including $13.1 billion of U.S. Government contracts and subcontracts. At December 31, 2018, Pratt & Whitney’s RPO was $71.1 billion, including $10.0 billion of U.S. Government contracts and subcontracts. Of the total Pratt & Whitney RPO at December 31, 2019, approximately $14 billion is expected to be realized as sales in 2020. Pratt & Whitney’s RPO includes certain contracts for which actual costs may ultimately exceed total sales. See “Note 1: Summary of Accounting Principles” within the Notes to Consolidated Financial Statements within Exhibit 99.2 hereto for a description of our Revenue Recognition accounting policy which includes discussion of the accounting for long-term contracts and for further discussion on RPO under ASC Topic 606: Revenue from Contracts with Customers.
Collins Aerospace Systems
Collins Aerospace Systems is a leading global provider of technologically advanced aerospace products and aftermarket service solutions for aircraft manufacturers, airlines, regional, business and general aviation markets, as well as military and space operations. Collins Aerospace Systems’ product portfolio mainly includes electric power generation, power management and distribution systems, air data and aircraft sensing systems, engine control systems, intelligence, surveillance and reconnaissance systems, engine components, environmental control systems, fire and ice detection and protection systems, propeller systems, engine nacelle systems, including thrust reversers and mounting pylons, interior and exterior aircraft lighting, aircraft seating and cargo systems, actuation systems, landing systems, including landing gear and wheels and brakes, space products and subsystems, integrated avionics systems, precision targeting, electronic warfare and range and training systems, flight controls, communications systems, navigation systems, oxygen systems, simulation and training systems, food and beverage preparation, storage and galley systems, lavatory and wastewater management systems. Collins Aerospace Systems also designs, produces and supports cabin interior, communications and aviation systems and products and provides information management services through voice and data communication networks and solutions worldwide. Aftermarket services include spare parts, overhaul and repair, engineering and technical support, training and fleet management solutions, and information management services.
Collins Aerospace Systems sells aerospace products and services to aircraft manufacturers, airlines and other aircraft operators, the U.S. and foreign governments, maintenance, repair and overhaul providers, and independent distributors. Collins Aerospace Systems’ largest customers are Boeing and Airbus with a combined 27 percent and 31 percent of total Collins Aerospace Systems segment sales in 2019 and 2018, respectively. Sales to the U.S. Government were 18 percent and 19 percent of total Collins Aerospace Systems net sales in 2019 and 2018, respectively.
In 2019, Collins Aerospace Systems’ products supported the first flight of the Royal Canadian Air Force Airbus C295, Embraer E175-E2, and the Optionally Piloted Black Hawk helicopter. In addition, we supported entry into service for the Gulfstream G600 and the Embraer E195-E2. Certifications were completed for the Embraer Praetor 500 and 600 and the United States Air Force’s Modernized GPS User Equipment program.
Significant product development activity continues, including major systems for Boeing’s 777X, T-7A, and VC-25B, the Mitsubishi SpaceJet, the Irkut MC-21, the Dassault 6X Falcon, the Leonardo AW249, and the COMAC C919. Other significant development work includes Iridium Next, HF Next, Tactical Combat Training Systems Increment II, NASA deep space exploration systems, distributed pulse oxygen system, and the FAA CLEEN II demonstrator.
Sales generated by Collins Aerospace Systems’ international operations, including U.S. export sales, were 53 percent and 56 percent of total Collins Aerospace Systems segment sales in 2019 and 2018, respectively. At December 31, 2019, Collins Aerospace Systems’ RPO was $29.5 billion, including $6.8 billion of U.S. Government contracts and subcontracts. At December 31, 2018, Collins Aerospace Systems’ RPO was $26.6 billion, including $6.0 billion of U.S. Government contracts and subcontracts, and $10.7 billion of RPO related to the acquisition of Rockwell Collins. Of the total Collins Aerospace Systems RPO at December 31, 2019, approximately $12 billion is expected to be realized as sales in 2020. See “Note 1: Summary of Accounting Principles” within the Notes to Consolidated Financial Statements within Exhibit 99.2 hereto for a description of our Revenue Recognition accounting policy which includes discussion of the accounting for long-term contracts and for further discussion on RPO under ASC Topic 606: Revenue from Contracts with Customers.
Other Matters Relating to Our Business as a Whole
Competition and Other Factors Affecting Our Businesses
As worldwide businesses, our operations can be affected by a variety of economic, industry and other factors, including those described in this section, in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included within Exhibit 99.2 hereto, “Cautionary Note Concerning Factors That May Affect Future Results,” and in Item 1A, “Risk Factors” of the Company’s Form 10-Q for the quarter ended March 31, 2020. Each business unit is subject to significant competition from a large number of companies in the U.S. and other countries, and each competes on the basis of price, delivery schedule, product performance and service.
Our businesses are subject to substantial competition from various domestic and foreign manufacturers, customers and companies that obtain regulatory agency approval to manufacture spare parts, with foreign companies sometimes receiving government research and development assistance, marketing subsidies and other assistance for certain of their products beyond the assistance that may be available in the U.S. Customer selections of aircraft engines, components and systems can also have a significant impact on future sales of parts and services. In addition, the U.S. Government’s and other governments’ policies of purchasing parts from suppliers other than the original equipment manufacturer affect military spare parts sales. Significant elements of our businesses, such as spare parts sales for engines and aircraft in service, have short lead times. Therefore, RPO information may not be indicative of future demand. Additionally, our businesses’ competitors may offer substantial discounts and other financial incentives, performance and operating cost guarantees, and participation in financing arrangements in an effort to compete for the aftermarket associated with these products. For information regarding customer financing commitments, participation in guarantees of customer financing arrangements and performance and operating cost guarantees, primarily related to Pratt & Whitney, see “Note 5: Commercial Aerospace Industry Assets and Commitments” and “Note 18: Guarantees” within the Notes to Consolidated Financial Statements within Exhibit 99.2 hereto. Pratt & Whitney’s major competitors in the sale of engines are GE Aviation, Honeywell, Safran Helicopter Engines, and CFM International.
U.S. Government Contracts
Contracting with the U.S. Government entails certain unique risks. U.S. Government contracts are subject to termination by the government, either for convenience or for default in the event of our failure to perform under the applicable contract. In the case of a termination for convenience, we would normally be entitled to reimbursement for our allowable costs incurred and termination costs. If terminated by the government as a result of our default, we could be liable for additional costs the government incurs in acquiring undelivered goods or services from another source and any other damages it suffers. Most of our U.S. Government sales are made under fixed-price contracts, while approximately $2.6 billion or 6 percent of our total sales for 2019 were made under cost-reimbursement type contracts.
Our contracts with the U.S. Government are also subject to audits. For further discussion of risks related to government contracting, including on-going litigation associated with U.S. Government audits, see Item 1A, “Risk Factors” of the Company’s Form 10-Q for the quarter ended March 31, 2020, Item 3, “Legal Proceedings,” of the Company’s Form 10-K for the year ended December 31, 2019, and “Note 19: Contingent Liabilities” within the Notes to Consolidated Financial Statements within Exhibit 99.2 hereto.
Compliance with Environmental and Other Government Regulations
Our operations are subject to and affected by environmental regulation by federal, state and local authorities in the U.S. and regulatory authorities with jurisdiction over our foreign operations. We have incurred and will likely continue to incur liabilities under various government statutes for the cleanup of pollutants previously released into the environment. We do not anticipate that compliance with current provisions relating to the protection of the environment or that any payments we may be required to make for cleanup liabilities will have a material adverse effect upon our cash flows, competitive position, financial condition or results of operations. Environmental matters are further addressed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” within Exhibit 99.2 hereto and “Note 1: Summary of Accounting Principles” and “Note 19: Contingent Liabilities” within the Notes to Consolidated Financial Statements within Exhibit 99.2 hereto.
Most of the U.S. laws governing environmental matters include criminal provisions. If we were convicted of a violation of the federal Clean Air Act or Clean Water Act, the facility or facilities involved in the violation could be deemed ineligible to be used in performing any U.S. Government contract we are awarded until the Environmental Protection Agency thereafter certifies that the condition giving rise to the violation has been corrected.
In addition, we could be affected by future laws or regulations imposed in response to concerns over climate change. Changes in climate-related concerns, or in the regulation of such concerns, including greenhouse gas emissions, could subject us to additional costs and restrictions, including compliance costs and increased energy and raw materials costs.
We conduct our businesses through subsidiaries and affiliates worldwide. Changes in legislation or government policies can affect our worldwide operations. For example, government safety and performance regulations, restrictions on aircraft engine noise and emissions and government procurement practices can impact our businesses.
U.S. laws, regulations, orders, and other measures concerning the export or re-export of products, software, services and technology to, and other trade-related activities involving, non-U.S. countries and parties affect the operations of RTC and its affiliates.
For further discussion of risks related to environmental matters and other government regulations, see Item 1A, “Risk Factors” of the Company’s Form 10-Q for the quarter ended March 31, 2020, Item 3, “Legal Proceedings,” of the Company’s Form 10-K for the year ended December 31, 2019 and “Note 19: Contingent Liabilities” within the Notes to Consolidated Financial Statements within Exhibit 99.2 hereto.
Intellectual Property and Raw Materials and Supplies
We maintain a portfolio of patents, trademarks, copyrights, trade secrets, licenses and franchises related to our businesses. While we believe we have taken reasonable measures to protect this portfolio, our efforts may not be sufficient. See Item 1A, “Risk Factors” of the Company’s Form 10-Q for the quarter ended March 31, 2020 for further discussion of intellectual property matters.
We believe we have adequate sources for our purchases of materials, components, services and supplies used in our manufacturing. We work continuously with our supply base to ensure an adequate source of supply and to reduce costs. We pursue cost reductions through a number of mechanisms, including consolidating our purchases, reducing the number of suppliers, strategic global sourcing and competitions among potential suppliers. In some instances, we depend upon a single source of supply or participate in commodity markets that may be subject to allocations of limited supplies by suppliers. Like other users in the U.S., we are largely dependent upon foreign sources for certain raw materials, such as cobalt, tantalum, chromium, rhenium and nickel. We have a number of ongoing programs to manage this dependence and the accompanying risk, including long-term agreements and the conservation of materials through scrap reclamation and new manufacturing processes. We believe that our supply management practices are based on an appropriate balancing of the foreseeable risks and the costs of alternative practices. Although at times high prices for some raw materials important to our businesses (for example, steel, copper, aluminum, titanium and nickel) have caused margin and cost pressures, we do not foresee near term unavailability of materials, components or supplies that would have a material adverse effect on our competitive position, results of operations, cash flows or financial condition. For further discussion of the possible effects of the cost and availability of raw materials on our business, including the risks associated with more restrictive trade policies in the U.S., and internationally, and other market risks such as the United Kingdom’s pending withdrawal from the European Union, see Item 1A, “Risk Factors” of the Company’s Form 10-Q for the quarter ended March 31, 2020 and the section titled “Business Overview” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” within Exhibit 99.2 hereto.
Employees and Employee Relations
At December 31, 2019, our total number of employees was approximately 121,600, of which approximately 45 percent are based outside the U.S. During 2019, we negotiated six domestic collective bargaining agreements. In 2020, numerous collective bargaining agreements are subject to renegotiation, the largest of which covers certain workers at Collins Aerospace Systems’ Chula Vista/Riverside, California facilities. Although some previous contract renegotiations have had a significant impact on our financial condition or results of operations in prior years, we do not anticipate that the renegotiation of these contracts in 2020 will have a material adverse effect on our competitive position, cash flows, financial condition or results of operations. For discussion of the effects of our restructuring actions on employment, see Item 1A, “Risk Factors” of the Company’s Form 10-Q for the quarter ended March 31, 2020 and under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” within Exhibit 99.2 hereto and “Note 14: Restructuring Costs” within the Notes to Consolidated Financial Statements within Exhibit 99.2 hereto.
For a discussion of other matters which may affect our competitive position, cash flows, financial condition or results of operations, including the risks of our international operations, see the further discussion under the headings “General” and “Description of Business by Segment” in this section, Item 1A, “Risk Factors” of the Company’s Form 10-Q for the quarter ended March 31, 2020, and under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” within Exhibit 99.2 hereto.

Cautionary Note Concerning Factors That May Affect Future Results
This Form 8-K contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident,” “on track” and other words of similar meaning. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax rates, R&D spend, other measures of financial performance, potential future plans, strategies or transactions, credit ratings and net indebtedness, other anticipated benefits to RTC of UTC’s Rockwell Collins acquisition, the Raytheon Merger or the Separation Transactions, including estimated synergies and customer cost savings resulting from the Raytheon Merger and the anticipated benefits and costs of the Separation Transactions and other statements that are not solely historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation:
•the effect of economic conditions in the industries and markets in which RTC operates in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction and in both the commercial and defense segments of the aerospace industry, levels of air travel, financial condition of commercial airlines, the impact of pandemic health issues (including the coronavirus disease 2019 (COVID-19) and its effects, among other things, on global supply, demand and distribution capabilities as the COVID-19 outbreak continues and results in an increasingly prolonged period of disruption to air travel and commercial activities generally, and significant restrictions and limitations on businesses, particularly within the aerospace and commercial airlines industries), aviation safety concerns, weather conditions and natural disasters, the financial condition of our customers and suppliers, and the risks associated with U.S. government sales (including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration or the allocation of funds to governmental responses to COVID-19, a government shutdown, or otherwise, and uncertain funding of programs);
•challenges in the development, production, delivery, support, performance and realization of the anticipated benefits (including our expected returns under customer contracts) of advanced technologies and new products and services;
•the scope, nature, impact or timing of acquisition and divestiture activity, including among other things the integration of UTC’s and Raytheon’s businesses and the integration of RTC with other businesses acquired before and after the Raytheon Merger, and realization of synergies and opportunities for growth and innovation and incurrence of related costs and expenses, including the possibility that the anticipated benefits from the combination of UTC’s and Raytheon’s businesses or other acquired businesses cannot be realized in full or at all or may take longer to realize than expected, or the possibility that costs or difficulties related to the integration of UTC’s businesses with Raytheon’s or other acquired businesses will be greater than expected or may not result in the achievement of estimated synergies within the contemplated time frame or at all;
•RTC’s levels of indebtedness, capital spending and research and development spending;
•future availability of credit and factors that may affect such availability, including credit market conditions and our capital structure;
•the timing and scope of future repurchases by RTC of its common stock, which have been suspended through the end of calendar year 2020 and may continue to be suspended, or discontinued or delayed, at any time due to various factors, including market conditions and the level of other investing activities and uses of cash;
•delays and disruption in delivery of materials and services from suppliers;
•company and customer-directed cost reduction efforts and restructuring costs and savings and other consequences thereof (including the potential termination of U.S. government contracts and performance under undefinitized contract awards and the potential inability to recover termination costs);
•new business and investment opportunities;
•the ability to realize the intended benefits of organizational changes;
•the anticipated benefits of diversification and balance of operations across product lines, regions and industries;
•the outcome of legal proceedings, investigations and other contingencies;
•pension plan assumptions and future contributions;
•the impact of the negotiation of collective bargaining agreements and labor disputes;
•the effect of changes in political conditions in the U.S. and other countries in which RTC and its businesses operate, including the effect of changes in U.S. trade policies or the U.K.’s withdrawal from the European Union, on general market conditions, global trade policies and currency exchange rates in the near term and beyond;
•the effect of changes in tax (including U.S. tax reform enacted on December 22, 2017, which is commonly referred to as the TCJA), environmental, regulatory and other laws and regulations (including, among other things, export and import requirements such as the International Traffic in Arms Regulations and the Export Administration Regulations, anti-bribery and anti-corruption requirements, including the Foreign Corrupt Practices Act, industrial cooperation agreement obligations, and procurement and other regulations) in the U.S. and other countries in which RTC and its businesses operate;
•the ability of RTC to retain and hire key personnel and the ability of our personnel to continue to operate our facilities and businesses around the world in light of, among other factors, the COVID-19 outbreak;
•the expected benefits to RTC of the Separation Transactions;
•the intended qualification of (1) the Raytheon Merger as a tax-free reorganization and (2) the Separation Transactions as tax-free to UTC and former UTC shareowners, in each case, for U.S. federal income tax purposes; and
•the risk that dis-synergy costs incurred in connection with the Separation Transactions will exceed legacy UTC’s or legacy Raytheon’s estimates.
In addition, this Form 8-K includes important information as to risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. See “Note 19: Contingent Liabilities” within the Notes to Consolidated Financial Statements within Exhibit 99.2 hereto, the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the headings “Business Overview,” “Critical Accounting Estimates,” “Results of Operations,” and “Liquidity and Financial Condition,” within Exhibit 99.2 hereto, and the sections titled Item 1A, “Risk Factors” of the Company’s Form 10-Q for the quarter ended March 31, 2020, and Item 3, “Legal Proceedings,” of the Company’s Form 10-K for the year ended December 31, 2019. Additional important information as to these factors is included in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the headings “Restructuring Costs,” “Environmental Matters” and “Governmental Matters,” in Exhibit 99.2 hereto, and in the “Business” section under the headings “General,” “Description of Business by Segment” and “Other Matters Relating to Our Business as a Whole” in Exhibit 99.1 hereto, and in our Form S-4 Registration Statements (Registration No. 333-220883) and (Registration No. 333-232696) under the heading “Risk Factors.” The forward-looking statements speak only as of the date of this report or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Additional information as to factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements is disclosed from time to time in our other filings with the SEC.
Item 2.    Properties
We have properties in approximately 30 countries, with approximately 400 significant properties comprising approximately 55 million square feet of productive space. Approximately 40% of our significant properties are leased, and 60% are owned. Approximately 65% of our significant properties are located in the United States.
Our fixed assets as of December 31, 2019 include manufacturing facilities and non-manufacturing facilities such as warehouses, and a substantial quantity of machinery and equipment, most of which are general purpose machinery and equipment using special jigs, tools and fixtures and in many instances having automatic control features and special adaptations. The facilities, warehouses, machinery and equipment in use as of December 31, 2019 are in good operating condition, are well-maintained and substantially all are generally in regular use.

PART II
Item 6.    Selected Financial Data
The Five-Year Summary appearing within Exhibit 99.2 hereto, is incorporated herein by reference. See “Notes to Consolidated Financial Statements” appearing within Exhibit 99.2 hereto for a description of any accounting changes and acquisitions or dispositions of businesses materially affecting the comparability of the information reflected in the Five-Year Summary.
Item 7.    Management’s Discussion and Analysis of Financial Condition and Results of Operations
The information set forth in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing within Exhibit 99.2 hereto, is incorporated herein by reference.
Item 8.    Financial Statements and Supplementary Data
The 2019 and 2018 Consolidated Balance Sheet, and other consolidated financial statements for the years ended 2019, 2018 and 2017, together with the report thereon of PricewaterhouseCoopers LLP dated October 27, 2020 appearing within Exhibit 99.2 hereto, are incorporated herein by reference. The 2019 and 2018 unaudited Selected Quarterly Financial Data appearing within Exhibit 99.2 hereto, is incorporated herein by reference.

PART IV
Item 15.    Exhibits and Financial Statement Schedules
(a)Financial Statements, Financial Statement Schedules and Exhibits
1.Financial Statements (incorporated herein by reference within Exhibit 99.2 hereto):
2.Financial Statement Schedule for the three years ended December 31, 2019:

Page Number Below

SCHEDULE I—Report of Independent Registered Public Accounting Firm on Financial Statement Schedule	I

SCHEDULE II—Valuation and Qualifying Accounts	II

All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or the notes thereto.

Report of Independent Registered Public Accounting Firm on
Financial Statement Schedule

To the Shareowners and Board of Directors of Raytheon Technologies Corporation

Our audits of the consolidated financial statements referred to in our report dated February 6, 2020, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of discontinued operations and the change in operating cycle discussed in Note 1, as to which the date is October 27, 2020, appearing in the Exhibit 99.2 of this Current Report on Form 8-K of Raytheon Technologies Corporation (formerly known as United Technologies Corporation) (which report and consolidated financial statements are incorporated by reference in this Current Report on Form 8-K) also included an audit of the financial statement schedule listed in Item 15(a)(2) of Exhibit 99.1 of this Current Report on Form 8-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 6, 2020, except for the effects of discontinued operations and the change in operating cycle discussed in Note 1 to the financial statement schedule, as to which the date is October 27, 2020
I

SCHEDULE II
RAYTHEON TECHNOLOGIES CORPORATION AND SUBSIDIARIES
Valuation and Qualifying Accounts
Three years ended December 31, 2019
(Millions of Dollars)

Allowances for Doubtful Accounts:
Balance, December 31, 2016	$203
Provision charged to income	30
Doubtful accounts written off (net)	(44)
Other adjustments	1
Balance, December 31, 2017	190
Provision charged to income	35
Doubtful accounts written off (net)	(10)
Other adjustments	36
Balance, December 31, 2018	251
Provision charged to income	44
Doubtful accounts written off (net)	(41)
Balance, December 31, 2019	$254
Future Income Tax Benefits—Valuation allowance:
Balance, December 31, 2016	$545
Additions charged to income tax expense	45
Additions charged to goodwill, due to acquisitions	—
Reductions credited to income tax expense	(29)
Other adjustments	21
Balance, December 31, 2017	582
Additions charged to income tax expense	61
Additions charged to goodwill, due to acquisitions	25
Reductions credited to income tax expense	(25)
Other adjustments	(38)
Balance, December 31, 2018	605
Additions charged to income tax expense	117
Additions charged to goodwill, due to acquisitions	2
Reductions credited to income tax expense	(15)
Other adjustments	(93)
Balance, December 31, 2019	$616
Note 1: This schedule of Valuation and Qualifying Accounts has been included in conjunction with the recast for discontinued operations described in Note 1 to the consolidated financial statements. The "Future Income Tax Benefits—Valuation allowance" table within the schedule includes valuation allowances related to discontinued operations."
II